FOR IMMEDIATE RELEASE

CONTACT:

MEDIA:	ANALYSTS:
Brandon Davis, 312-822-5167	James Anderson, 312-822-7757
Sarah Pang, 312-822-6394	Robert Tardella, 312-822-4387

CNA FINANCIAL ANNOUNCES THIRD QUARTER 2016 RESULTS

•	NET INCOME OF $343 MILLION; $1.26 PER SHARE

•	NET OPERATING INCOME OF $311 MILLION; $1.15 PER SHARE

•	P&C COMBINED RATIO OF 90.4%

•	QUARTERLY DIVIDEND OF $0.25 PER SHARE; $2.75 PER SHARE PAID YEAR TO DATE
CHICAGO, October 31, 2016 --- CNA Financial Corporation (NYSE: CNA) today announced third quarter 2016 net income of $343 million, or $1.26 per share, and net operating income of $311 million, or $1.15 per share. Property & Casualty Operations combined ratio for the third quarter was 90.4%.
CNA Financial also declared a quarterly dividend of $0.25 per share, payable November 30, 2016 to stockholders of record on November 14, 2016.

	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
($ millions, except per share data)	2016	2015	2016	2015
Net operating income (a)	$311	$210	$603	$567
Net realized investment gains (losses)	32	(32)	15	(18)
Net income	$343	$178	$618	$549

Net operating income per diluted share	$1.15	$0.77	$2.22	$2.09
Net income per diluted share	1.26	0.66	2.28	2.03

	September 30, 2016	December 31, 2015
Book value per share	$45.08	$43.49
Book value per share excluding AOCI	44.21	44.66

(a)
Management utilizes the net operating income financial measure to monitor the Company's operations. Please refer herein and to Note O in the Consolidated Financial Statements within CNA's annual Report on Form 10-K for the year ended December 31, 2015 for further discussion of this non-GAAP financial measure.

Property & Casualty Operations' net operating income was $329 million for the third quarter of 2016 as compared with $263 million in the prior year quarter, driven by higher net investment income reflecting improved limited partnership returns. Catastrophe losses were $11 million, after tax, as compared with $10 million, after tax, in the prior year quarter. Catastrophe losses in the third quarter of 2016 resulted primarily from U.S. weather-related events.
Net operating results for our non-core segments improved $35 million from the prior year quarter, primarily due to results in our long term care business.
Net investment income, after tax, was $371 million as compared with $265 million in the prior year quarter. The increase was driven by limited partnerships, which returned 2.6% as compared with (3.2)% in the prior year period.
Property & Casualty Operations
"CNA had a strong quarter highlighted by a P&C combined ratio of 90.4%, reflecting our steady underwriting performance and continued favorable reserve development," said Thomas F. Motamed, Chairman and Chief Executive Officer of CNA Financial Corporation. "Our disciplined actions have sustained an underlying loss ratio in line with where we ended 2015, despite challenging market conditions."

	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
($ millions)	2016	2015	2016	2015
Net written premiums	$1,624	$1,529	$4,917	$4,836
NWP change (% year over year)	6%	(2)%	2%	(3)%
Net investment income	$328	$171	$883	$860
Net operating income	329	263	765	764
Net income	349	228	779	738

Loss ratio excluding catastrophes and development	61.8%	61.9%	62.6%	62.0%
Effect of catastrophe impacts	1.0	0.9	2.8	2.1
Effect of development-related items	(8.1)	(10.7)	(6.0)	(3.7)
Loss ratio	54.7%	52.1%	59.4%	60.4%

Combined ratio	90.4%	85.7%	94.6%	94.3%
Combined ratio excluding catastrophes and development	97.5%	95.5%	97.8%	95.9%

Business Operating Highlights
Specialty

	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
($ millions)	2016	2015	2016	2015
Net written premiums	$733	$707	$2,108	$2,077
NWP change (% year over year)	4%	(4)%	1%	(3)%
Net operating income	$195	$179	$486	$451
Net income	201	165	487	440

Loss ratio excluding catastrophes and development	62.5%	61.6%	62.5%	61.9%
Effect of catastrophe impacts	0.2	0.5	0.7	0.7
Effect of development-related items	(15.9)	(18.6)	(10.6)	(7.1)
Loss ratio	46.8%	43.5%	52.6%	55.5%

Combined ratio	79.9%	74.4%	84.9%	86.6%
Combined ratio excluding catastrophes and development	95.6%	92.5%	94.8%	93.0%

•
Net operating income increased $16 million for the third quarter of 2016 as compared with the prior year quarter, primarily due to an increase in net investment income partially offset by lower favorable net prior year reserve development and higher underwriting expenses.

•
The combined ratio increased 5.5 points as compared with the prior year quarter. The loss ratio increased 3.3 points due to lower favorable net prior year reserve development and a higher non-catastrophe current accident year loss ratio. Catastrophe losses were $1 million, or 0.2 points of the loss ratio, as compared to $3 million, or 0.5 points of the loss ratio for the prior year quarter. The expense ratio increased 1.7 points as compared with the prior year quarter. About half of this increase was due to non-recurring underwriting expenses related to the transition to a new service provider for our information technology (IT) infrastructure and employee termination costs resulting from an organization review. The remainder was driven by higher IT spending primarily related to new underwriting platforms.

•
Net written premiums increased $26 million as compared with the prior year quarter, driven by growth in warranty and surety and continued steady retention. Average rate was flat for the policies that renewed in the third quarter of 2016 while achieving a retention of 87%.

Commercial

	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
($ millions)	2016	2015	2016	2015
Net written premiums	$684	$642	$2,172	$2,118
NWP change (% year over year)	7%	1%	3%	(1)%
Net operating income	$114	$75	$280	$273
Net income	123	54	282	257

Loss ratio excluding catastrophes and development	61.1%	60.4%	61.4%	62.3%
Effect of catastrophe impacts	1.6	1.4	4.6	4.0
Effect of development-related items	(0.5)	(1.2)	(1.4)	0.2
Loss ratio	62.2%	60.6%	64.6%	66.5%

Combined ratio	99.8%	95.8%	101.7%	102.1%
Combined ratio excluding catastrophes and development	98.7%	95.6%	98.5%	97.9%

•
Net operating income increased $39 million for the third quarter of 2016 as compared with the prior year quarter, due to an increase in net investment income partially offset by higher underwriting expenses and higher net loss and loss adjustment expense.

•
The combined ratio increased 4.0 points as compared with the prior year quarter. The loss ratio increased 1.6 points due to an increase in the current accident year loss ratio and lower favorable net prior year development. Catastrophe losses were $12 million, or 1.6 points of the loss ratio, as compared to $10 million, or 1.4 points of the loss ratio for the prior year quarter. The expense ratio increased 1.9 points as compared with the prior year quarter, primarily due to non-recurring underwriting expenses related to the transition to a new service provider for our IT infrastructure and employee termination costs resulting from an organization review. The expense ratio also increased due to higher IT spending primarily related to a new underwriting platform.

•
Net written premiums increased $42 million as compared with the prior year quarter, driven by higher retention and new business in middle markets. Average rate was flat for the policies that renewed in the third quarter of 2016 while achieving a retention of 83%.

International

	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
($ millions)	2016	2015	2016	2015
Net written premiums	$207	$180	$637	$641
NWP change (% year over year)	15%	(5)%	(1)%	(8)%
Net operating income (loss)	$20	$9	$(1)	$40
Net income	25	9	10	41

Loss ratio excluding catastrophes and development	61.9%	68.0%	66.5%	61.1%
Effect of catastrophe impacts	1.5	0.3	4.7	0.8
Effect of development-related items	(8.0)	(15.9)	(6.0)	(6.0)
Loss ratio	55.4%	52.4%	65.2%	55.9%

Combined ratio	93.2%	90.4%	103.4%	93.5%
Combined ratio excluding catastrophes and development	99.7%	106.0%	104.7%	98.7%

•
Net operating income increased $11 million for the third quarter of 2016 as compared with the prior year quarter, primarily due to improved net accident year non-catastrophe underwriting results and lower foreign exchange losses partially offset by lower favorable net prior year reserve development.

•
The combined ratio increased 2.8 points as compared with the prior year quarter. The loss ratio increased 3.0 points due to lower favorable net prior year reserve development partially offset by an improved non-catastrophe current accident year loss ratio. Catastrophe losses were $3 million, or 1.5 points of the loss ratio, as compared to $1 million, or 0.3 points of the loss ratio for the prior year quarter. The expense ratio improved 0.2 points as compared with the prior year quarter.

•
Net written premiums increased $27 million as compared with the prior year quarter. Excluding the effect of foreign currency exchange rates and the timing of reinsurance spend, net written premiums for the third quarter of 2016 increased 15%. The majority of the growth came from middle market products in the UK and Continental Europe and from product lines which are now being delivered across all the international platforms, such as healthcare and technology. Average rate decreased 1% for the policies that renewed in the third quarter of 2016 while achieving a retention of 70%.

Life & Group Non-Core

	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
($ millions)	2016	2015	2016	2015
Total operating revenues	$322	$318	$967	$960
Net investment income	192	182	567	540
Net operating income (loss)	6	(30)	—	(71)
Net income (loss)	17	(28)	3	(65)

•
Due to the recognition of the premium deficiency and resetting of actuarial assumptions in the fourth quarter of 2015, the operating results for our long term care business in 2016 now reflect the variance between actual experience and the expected results contemplated in our best estimate reserves. In 2015, results of our long term care business reflected variances between actual experience and actuarial assumptions that were locked-in at policy issuance. As a result of the reserve assumption unlocking, the 2016 and 2015 results are not comparable.

•
The net operating income of $6 million for the third quarter of 2016 was generally in line with expectations, as the impact of favorable morbidity was partially offset by unfavorable persistency in our long term care business.

Corporate & Other Non-Core

	Results for the Three Months Ended September 30		Results for the Nine Months Ended September 30
($ millions)	2016	2015	2016	2015
Net investment income	$4	$1	$11	$12
Interest expense	39	39	119	117
Net operating loss	(24)	(23)	(162)	(126)
Net loss	(23)	(22)	(164)	(124)

•	Net operating loss for the third quarter of 2016 was comparable to the prior year quarter.

About the Company
Serving businesses and professionals since 1897, CNA is the country's eighth largest commercial insurance writer and the 14th largest property and casualty company.  CNA's insurance products include standard commercial lines, specialty lines, surety, marine and other property and casualty coverages.  CNA's services include risk management, information services, underwriting, risk control and claims administration.  For more information, please visit CNA at www.cna.com. “CNA” is a service mark registered by CNA Financial Corporation with the United States Patent and Trademark Office. Certain CNA Financial Corporation subsidiaries use the “CNA” service mark in connection with insurance underwriting and claims activities.
Conference Call and Webcast/Presentation Information
A conference call for investors and the professional investment community will be held at 10:00 a.m. (ET) today. On the conference call will be Thomas F. Motamed, Chairman and Chief Executive Officer of CNA Financial Corporation, and other members of senior management. Participants can access the call by dialing (877) 675-4750, or for international callers, (719) 325-4785. The call will also be broadcast live on the internet at http://investor.cna.com or you may go to the investor relations pages of the CNA website (www.cna.com) for further details. A presentation will be posted and available on the CNA website and will provide additional insight into the results.
The call is available to the media, but questions will be restricted to investors and the professional investment community. An online replay will be available on CNA's website following the call. Financial supplement information related to the results is available on the investor relations pages of the CNA website or by contacting Robert Tardella at 312-822-4387.
Definition of Reported Segments
Specialty provides management and professional liability and other coverages through property and casualty products and services using a network of brokers, independent agencies and managing general underwriters.
Commercial works with an independent agency distribution system and a network of brokers to market a broad range of property and casualty insurance products and services to small, middle-market and large businesses and organizations.
International provides property and casualty insurance and specialty coverages on a global basis through its operations in Canada, the United Kingdom, Continental Europe and Singapore as well as through its presence at Lloyd’s of London.
Life & Group Non-Core primarily includes the results of the individual and group long term care businesses that are in run off.
Corporate & Other Non-Core primarily includes certain corporate expenses, including interest on corporate debt, and the results of certain property and casualty business in run-off, including CNA Re and asbestos and environmental pollution.
Financial Measures
In the evaluation of the results of Specialty, Commercial and International, management utilizes the loss ratio, the expense ratio, the dividend ratio and the combined ratio. These ratios are calculated using financial results prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The loss ratio is the percentage of net incurred claim and claim adjustment expenses to net earned premiums. The expense ratio is the percentage of insurance underwriting and acquisition expenses, including the amortization of deferred acquisition costs, to net earned premiums. The dividend ratio is the ratio of policyholders' dividends incurred to net earned premiums. The combined ratio is the sum of the loss, expense and dividend ratios.
This press release may also reference or contain financial measures that are not in accordance with GAAP.  Management utilizes these financial measures to monitor the Company's insurance operations and investment portfolio. Net operating income, which is derived from certain income statement amounts, is used by management to monitor performance of the Company's insurance operations. The Company's investment portfolio is monitored by management through analysis of various factors including unrealized gains and losses on securities, portfolio duration and exposure to market and credit risk. Based on such analyses, the Company may recognize an other-than-temporary impairment (OTTI) loss on an investment security in accordance with its policy, or sell a security, which may produce realized gains and losses.
Net operating income (loss) is calculated by excluding from net income (loss) the after-tax effects of 1) net realized investment gains or losses, 2) income or loss from discontinued operations and 3) any cumulative effects of changes in accounting guidance. The calculation of net operating income excludes net realized investment gains or losses because net realized investment gains or losses are largely discretionary, except for some losses related to OTTI, and are generally driven by economic factors that are not necessarily consistent with key drivers of underwriting performance, and are therefore not considered an indication of trends in insurance operations. Management monitors net operating income (loss) for each business segment to assess segment performance. Presentation of consolidated net operating income (loss) is deemed to be a non-GAAP financial measure.
For reconciliations of non-GAAP measures to the most comparable GAAP measures and other information, please refer herein and/or to CNA's most recent 10-K on file with the Securities and Exchange Commission, as well as the financial supplement, available at www.cna.com.

Forward-Looking Statement
This press release may include statements which relate to anticipated future events (forward-looking statements) rather than actual present conditions or historical events.  These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes”, “expects”, “intends”, “anticipates”, “estimates” and similar expressions.  Forward-looking statements, by their nature, are subject to a variety of inherent risks and uncertainties that could cause actual results to differ materially from the results projected.  Many of these risks and uncertainties cannot be controlled by CNA. For a detailed description of these risks and uncertainties affecting CNA, please refer to CNA's most recent 10-K on file with the Securities and Exchange Commission available at www.cna.com.
Any forward-looking statements made in this press release are made by CNA as of the date of this press release.  Further, CNA does not have any obligation to update or revise any forward-looking statement contained in this press release, even if CNA's expectations or any related events, conditions or circumstances change.

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